UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 29, 2005

                            IBHAS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                 000-50329                   98-0370398
(State or Other Jurisdiction   (Commission File            (I.R.S. Employer
       of Incorporation)           Number)              Identification Number)

                   Zeev Sherf Street, #14, Jerusalem, Israel
              (Address of principal executive offices) (zip code)

                                (972) 545 662 102
              (Registrant's telephone number, including area code)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

      On August 24, 2005, IBHAS Technologies, Inc. (the "Company") completed a private placement offering of 893,334 shares its common stock, par value $0.001 per share, to investors for an aggregate purchase price of approximately $160,800.12. The aforementioned common stock was sold in reliance upon the exemption afforded by the provisions of Regulation S under the Securities Act.

      None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Abdellatif Anabtawi resigned from the Board of Directors of the Company and Jacob Eluz resigned as Chief Executive Officer and President, but will remain as the Treasurer and Secretary of the Company. Subsequent to the foregoing resignations, pursuant to an unanimous written consent of the Board of Directors of the Company dated August 29, 2005, Dr. Ehud Ganani was elected to the Board of Directors of the Company as Chairman of the Board and Meir H. Zucker was appointed as the Chief Executive Officer and President of the Company.

Dr. Ehud Ganani

      Dr. Ganani recently resigned as the Chief Executive Officer of IMI (Israeli Military Industries), after holding this position for 3 years. IMI is a conglomerate, employing over 4,000 people. During these 3 years, he managed a turnaround of the company, increasing sales by 30% to $450 million, doubled sales backlog and brought the company back to profitability. Prior to that, Dr. Ganani worked for 28 years with RAFAEL, an Israeli military technology company. During his tenure with RAFAEL, Dr. Ganani assumed positions as Vice President of Marketing & Business Development and as the representative of RAFAEL in Washington, D.C. for 5 years. During his term in Washington, Dr. Ganani oversaw contracts with U.S. Defense contractors and various government agencies. Dr. Ganani completed his MSc and DSc in Chemical Engineering at Washington University in St. Louis, Missouri. Prior to that, Dr. Ganani completed his BSc degree (with honors) in Chemical Engineering at the Technion, a technical university in Israel. Dr. Ganani was also a visiting professor and a research fellow at the University of California at Davis.

Meir H. Zucker

      Mr. Zucker has over 20 years of experience in sales, marketing, business development and general management. Amongst the companies he has worked for are; Orbotech (Nasdaq: ORBK), Teradyne (Nasdaq: TER), Verint Systems (Nasdaq: VRNT) where is served as Vice President International Operations and Fundtech (Nasdaq:
FNDT) where is served as Senior Vice President International Sales & Marketing. Since September 2000 through November 2001, he was the CEO of Modelity Technologies Ltd. and from November 2001 to present he served as the General Manager of M.S. Savyonim Ltd.

      Mr. Zucker graduated from Tel Aviv University with a BSc degree in Electrical Engineering. He later received his MBA degree from Massachusetts Institute Technology, in Boston, Massachusetts. Before launching his career in the technology arena, Mr. Zucker graduated as a fighter pilot from the Israeli Air Force Academy. During his military service, he reached the rank of major, after serving 7 years at the Air Force.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IBHAS TECHNOLOGIES, INC.


Dated: August 29, 2005              By:  /s/ Meir H. Zucker
                                         ---------------------------------------
                                    Name:  Meir H. Zucker
                                    Title: Chief Executive Officer and President




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